Exhibit 10.3
AMENDMENT ONE
TO TRANSITION SERVICES AGREEMENT

This Amendment (“Amendment”), effective as of August 27, 2025 (the “Amendment Effective Date”), is made by and between Chevron U.S.A. Inc, a Pennsylvania Corporation, with offices at 1400 Smith Street, Houston, Texas 77002 (“Chevron”), and HFO Holdings LLC, a Delaware limited liability company, with principal offices at [Redacted] (“Hess Family Office”).

RECITALS

A.Chevron and Hess Family Office have previously entered into that certain Transition Services Agreement dated July 14, 2025 (the “Agreement”).

B.Chevron and Hess Family Office desire to amend certain provisions of the Agreement as set out in this Amendment.

C.In consideration of the mutual promises set out in the Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Chevron and Hess Family Office agree to be bound by the terms of this Amendment.

AGREEMENT

1.Section 2.7(A)

Section 2.7(A) of the Agreement is deleted in its entirety and is replaced with the following:

“(A) Hess Family Office shall make employment offers to the Hess Family Employees (“HFE Employment Offer”) no later than September 26, 2025 (“HFE End Date”). If the Hess Family Employee accepts the HFE Employment Offer by the HFE End Date, then Chevron will consider the Hess Family Employee to have resigned from Hess Corporation and shall not be considered to be an Affected Employee. If the Hess Family Employee has declined the HFE Employment Offer by the HFE End Date, then the Hess Family Employee shall be considered an Affected Employee. If the Hess Family Employee neither accepts nor declines the HFE Employment Offer by the HFE End Date, then the Hess Family Employee shall be considered to be an Affected Employee.”

2.SECTION 2.7(B)

Section 2.7(B) of the Agreement is deleted in its entirety and is replaced with the following:

“(B) Chevron will make reasonable efforts to retain the Hess Family Employees until Hess Family Office has established its own payroll system but no later than the HFE End Date. Chevron shall have no obligation to continue to employ the Hess Family Employees for any minimum time period and, at its sole discretion, may terminate any or all of the Hess Family Employees from employment at any time.”

3.DEFINED TERMS

Except as otherwise provided in this Amendment, all defined terms used in this Amendment have the same meaning as set forth in the Agreement.

4.FULL FORCE AND EFFECT

The original terms of the Agreement, except as amended by this Amendment, remain in full force and effect.

The Parties have executed this Amendment as evidenced by the following signatures of authorized representatives of the Parties:

CHEVRON: Chevron U.S.A. Inc.		HESS FAMILY OFFICE: HFO Holdings LLC
Signature: /s/ Nicola Woods		Signature: /s/ John B. Hess
Name:	Nicola Woods	Name:	John B. Hess
Title:	Authorized Person	Title:	Manager

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